Exhibit 10.16

LICENSE AND MARKETING AGREEMENT

THIS LICENSE AND MARKETING AGREEMENT ("Agreement") is entered into as of 9-30-10 (the "Effective Date") between GEM RG, Inc. on the one hand (hereafter "Licensee"), and Green RG, Inc., Alfred Meyer and Horn illegible, Inc. on the other (the latter two (2) individuals and one (1) entity are hereafter jointly, severally and in solido, referred to as "Licensors").

WHEREAS, Licensors own the exclusive rights to the intellectual property and goodwill associated therewith in United States Patent Pending Application Nos. "Exhibit A" and other intellectual property and goodwill associated with energy efficient LED and solar energy solutions, all as set forth on Attached Exhibit "A" (the "Technology");

WHEREAS, Licensee desires to market and install the products manufactured through the use of said Technology for use worldwide;

WHEREAS, Licensee desires to enter into an agreement with Licensors to obtain the non-exclusive rights to distribute the Products manufactured by Licensors through use of the Technology (the "Products") and Licensors desire to enter into such an agreement, all as set forth below;

WHEREAS, Licensee desires to enter into an agreement with Licensors to obtain the exclusive rights to market the Products manufactured by Licensors through use of the Technology (the "Products") Licensors desire to grant Licensee the exclusive right to market the Products, all as set forth below;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the receipt, adequacy and legal sufficiency of which Licensors and Licensee hereby acknowledge, the parties hereby agree as follows:

1.   LICENSE AND MARKETING GRANT

1.1.
LICENSE GRANT. Subject to the terms and conditions of this Agreement, Licensors hereby grant to Licensee the perpetual, non-exclusive right and license, under all intellectual properly and other ownership rights applicable to the Technology and/or the Products, to distribute the Products to end users of said Products (the "License"). This non-exclusive grant is to be worldwide in geographic scope.

The consideration for this perpetual and non-exclusive License will be paid as follows:

a)
Within ten (10) days of the execution of this Agreement, Licensee will issue to Licensors combined an aggregate total of Ten Million (10,000,000) certificated, restricted shares of Green Energy Management Services Molding, Inc. ("GEM"). Said shares shall vest fully in Licensors once GEM has executed bona fide written contracts having a value of Twenty-Five Million Dollars ($25,000,000.00) and generated as a result of opportunities offered to GEM by Licensors. The shares will be escrowed by GEM pending their vesting in Licensors and shall be released quarterly to Licensors pro rata based on the percentage of Twenty-Five Million Dollars ($25,000,000.00) worth of contracts GEM has executed as a result of opportunities offered to GEM by Licensors.

b)
During the first year following the Effective Date, for every (Twenty-Five Million Dollars ($25,000,000.00) in additional bona fide written contracts Licensors secure for GEM over and above those listed in Section 1.1(a), Licensors shall receive together an aggregate of Ten Million (10,000,000) restricted shares of GEM stock or the stock of its successor corporation, up to a total of Thirty Million (30,000,000) shares over and above those shares issued pursuant to Section 1.1(a). Said stock shall be released quarterly to Licensors pro rata based on the percentage of Twenty-Five Million Dollars ($25,000,000.00) worth of bona fide written contracts over and above those described in Section 1.1(a) that GEM has executed as a result of opportunities offered to GEM by Licensors.

c)
"Bona fide written contracts" as defined in this Section 1.1 shall mean those contracts from end users prepared and qualified to perform according to the contract, said contract having a profit margin of greater than Fifty Percent (50%) of the capital outlay required of GEM to perform its obligations under the contract.

1.2
MARKETING GRANT. Subject to the terms and conditions of this Agreement, Licensors hereby further grant to Licensee the perpetual, exclusive right and license, under all intellectual properly and other ownership rights applicable to the Technology and/or the Products, to display and market the Products to the end users of said Products (the "Marketing Grant"). This exclusive grant is to be worldwide in geographic scope. Licensee will market and sell the product in the manner it, in its sole discretion, deems most appropriate. As the Product is sold, Licensee will buy the Product from Licensors. Licensors will provide Licensee with information showing the current pricing of the Products as advertised by their company to other customers, updated as said pricing changes from time to time, and will charge

Licensee 70% of the listed price for the Products on volume purchases.

Licensors agree that, when they learn of interest that any potential customer has expressed in the Products, the Licensors will immediately advise Licensee of the potential customer's identity, the nature of the customer's interest, the amount of the potential contract price and the basis for determining that contract price. Licensee will then have ten (10) days from the date of notice to determine whether, in its sole discretion, it desires to market and sell the Products to the potential customer. If Licensee does so desire, Licensee will proceed with the marketing of the Product, with Licensors providing reasonable assistance to Licensee in completing the sale. If Licensee does not so desire. Licensee will provide Licensors with written notice of its refusal to market and sell the product to the potential customer, and Licensors will then be free to engage other service providers to market and sell the Product to that potential customer.

1.3
RESTRICTIONS. Except as expressly permitted under this Agreement, Licensee shall not, without the prior consent of Licensors, (a) use the Product to violate any law or regulation, or facilitate the violation of any law or regulation, (b) modify, decompile, disassemble or reverse engineer the Product, (c) sublicense, assign or transfer the Product or the Technology to any third party, although Licensee may sublicense, assign or transfer the Product or the Technology to any successor entity or any entity in which it has a majority ownership without the prior consent of Licensors or (d) make any representations, warranties or commitments that are, or purport to be, binding on the Licensors.

1.4
OWNERSHIP. Licensors shall retain all right, title and interest (including copyright and other proprietary or intellectual property rights) in and to the Technology and any and all derivative works, modifications or enhancements thereto.

1.5
ENHANCEMENTS, MODIFICATIONS AND CUSTOM DEVELOPMENT. From time to time, subsequent to the Effective Date, Licensors may in their discretion, make enhancements or modifications to or perform custom development of the Technology and/or Products, and Licensors shall make such enhancements, modifications and changes and undertake such development at their expense. Such enhancements, modifications, changes and developments shall remain the property of the Licensors.

1.6.
CUSTOMER LISTS. Notwithstanding anything to the contrary herein, all rights to any lists of customers of any kind developed as a result of any of Licensee's direct or indirect sales or marketing efforts, including customer support names and information and such lists maintained by Licensors, shall be and remain forever the property of Licensee and not Licensors and shall not be used by Licensors for any purpose without the prior consent of Licensee. This Section 1.6 shall survive termination of this Agreement for any reason.

2  REPRESENTATIONS, WARRANTIES AND COVENANTS.

2.1 Licensors hereby represent, warrant and covenant to Licensee that:

(a)
Licensors have all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as each is now being conducted. Licensors are duly qualified to do business and are in good standing in all jurisdictions in which the conduct of their business makes such qualification necessary. To the extent that any state, federal or local permits are necessary to deploy the Product at any time, Licensors shall---at their sole cost---obtain said permits.

(b)
Licensors are the lawful owner, free of all debts, encumbrances and claims, of each of the assets, properties and rights licensed to Licensee hereunder, they have the lawful right to license, sell and transfer the same, and that the same are not subject to any lien or encumbrance. Without in any way limiting the foregoing, Licensors specifically represent and warrant that they are the sole owners of the intellectual property and goodwill associated with the Technology and/or the Products. Licensors further warrant that they are "accredited investors" within the meaning of Rule 501, as presently in effect, of Regulation I) under the Securities Act of 1933, as amended (the "Securities Act").

(c)	Licensors are duly authorized to execute and deliver this Agreement, to comply with its terms, and to make the transfers and assignments provided for herein.

(d)	No portion of the Products contains or will contain any protection feature designed to prevent their use or impair the efficacy of their operation.

(e)	Licensors have no contractual commitment that may prevent or interfere with the performance of Licensors' obligations under this Agreement.

(f)
Any development work of Licensors anticipated to be performed during the term of this Agreement will be solely authored by Licensors, and Licensors will not assign or pledge any rights thereto, except as otherwise provided or permitted in this Agreement.

(g)	'I'o the best of Licensors' knowledge and belief, the Products do not infringe upon or violate the rights, including patent and copyright, of any other person or entity.

2.2	Licensee hereby represents, warrants and covenants to Licensors that:

(a)
Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as each is now being conducted. The Licensee is duly qualified to do business and is in good standing in all jurisdictions in which the conduct of its business makes such qualification necessary.

(b)
The execution, delivery and performance of this Agreement is within the power and authority of Licensee and has been authorized by all necessary action, and requires no action by or in respect of, or filing with, any governmental authority.

(c)	Licensee has no contractual commitment which may prevent or interfere with the performance of its obligations under this Agreement.

3   TERM AND TERMINATION.

3.1. TERM. This Agreement shall continue in perpetuity except as terminated for cause by any party hereto. Cause, for purposes of this termination provision, shall mean any material breach of the obligations set forth herein or a material breach of the representations and warranties contained in Section 2 above. Additionally, in the event of dissolution, liquidation or bankruptcy of the Licensee, all rights in and to the Technology granted by this Agreement shall revert to the Licensors.

3.2 MANNER OF TERMINATION FOR CAUSE. In the event that either party terminates this Agreement for cause as defined above in Section 3.1, such party shall give the other parties written notice of the termination and the material breach for which termination is to occur. This Agreement shall thereafter terminate solely if, within thirty (30) days of the date on which written notice of termination is given, the other parties hereto have not remedied said material breach.

4   MISCELLANEOUS.

4.1. Restriction on Use of Confidential Information:

(a)           None of the parties hereto shall, during the term of this Agreement or at any time thereafter, communicate, divulge or use for the benefit of any other person, persons, partnership, association, corporation or entity any of another party's confidential information, knowledge or know-how, a party hereto shall divulge such information only to such of its employees, financial advisors and legal representatives as must have access thereto in order to satisfy its obligations hereunder. All parties shall take all necessary precautions to ensure that their employees retain such information in confidence,

(b)           Any and all information, knowledge or know-how concerning the operation, products, services, procedures, policies, plans, strategies or customers of Licensors and/or Licensee shall be deemed confidential for purposes of this Agreement: provided, however, the parties shall not be required to treat any information as confidential information under this section if such information: (i) was publicly known at the time it was disclosed or becomes publicly known after disclosure without breach hereof by the receiving party; (ii) was known by the receiving party at the time of disclosure or becomes known to it from a part other than tile disclosing party who has the apparent right to disclose such information to the receiving party's knowledge after due injury; (iii) is independently developed by the receiving party without reliance on the disclosed confidential information: (iv) is approved for disclosure by the disclosing party with the disclosing party's prior written consent; or (v) is disclosed by the receiving party pursuant to judicial order, requirement of a governmental agency or other operation of law, provided that the receiving party informs the disclosing party promptly after receiving notice of its obligation to make such disclosure and takes reasonable steps to limit the scope of said disclosure.

4.2    GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the Chancery Court for the County of New Castle, Delaware --- or, if jurisdiction may be obtained, in the United States District Court for the District of Delaware---for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

4.3.   ASSIGNMENT. This Agreement shall bind and inure to the benefit of the parties and their successors, legal representatives, heirs and permitted assigns. The Licensee may solely assign, transfer and convey the rights created by this Agreement to any successor entity of Licensee or to any entity in which the Licensee owns more than fifty percent (50%) of said entity. The Licensors may not assign this Agreement.

4.4.    ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersede all prior oral and written understandings, discussions and agreements regarding such subject matter. This Agreement may not be amended, modified or cancelled except by a written instrument executed by the parties.

4.5.    NOTICES. Any notices or other communications required or permitted to be given or delivered under this Agreement shall, unless otherwise permitted, be in writing and shall be delivered personally, by courier service, by e-mail, by facsimile machine (with confirmation in writing to the addresses set forth below) or by registered or certified mail, return receipt requested, postage pre-paid, as follows:

If to Licensors:

If to Licensee:

Green RG, Inc.
Attn.: Michael Samuel
3401 N. Miami Blvd., Suite 240
Miami, Florida 33127

with a copy to

Michael W. Hill
201 St. Charles Avenue, Suite 3800
New Orleans, Louisiana 70170

or to such other address as a parly may designate pursuant to this notice provision. Any notice given shall be deemed to have been received on the date on which it is delivered personally, by courier service or by facsimile, or, if mailed, on the fifth business day following the mailing thereof.

4.6.   SEVERABILITY. Should any provision hereof for any reason be declared invalid or unenforceable by final and unappealable order of any court of competent jurisdiction, the remaining portions of this Agreement shall remain in full force and effect. The waiver of any breach of any term or condition of this Agreement shall not be deemed a waiver of any other or subsequent breach, whether of like or different nature.

4.7.   COUNTERPARTS; FACSIMILE OR E-MAIL EXECUTION. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement may be evidenced by facsimile or e-mail transmission.

4.8.   HEADINGS. The headings herein have been provided for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

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LICENSORS
/s/ Alfred Heyer

/s/ Alfred Heyer
ALFRED HEYER

/s/ Michael Samuel
GEM RG, INC.C through its Chief Executive Officer
Michael Samuel